Exhibit 10.6(a)(ii)

FOURTH AMENDMENT TO LEASE AND AGREEMENT

Reference the original Lease and Agreement between Amwood Associates (Lessor) and American Woodmark Corporation (Lessee) dated November 1, 1984 as amended January 1, 1985, March 30, 2001 and July 20, 2006.

It is the intent of both the Lessor and the Lessee to execute a fourth amendment to the original lease granting the Lessee an additional five year option for the period beginning April 1, 2011 and ending March 31, 2016 with the following terms and conditions.

RENT SCHEDULE

Per our discussion, we are in agreement to waive the appraisal required by the lease to determine the fair market lease value and agree to the rent scheduled as outlined below.

Period	Adjustment	S/Month	$/Year
4/1/11 to 3/31/12	N/C	$38,328.76	$459,945.12
4/1/12 to 3/31/13	N/C	$38,328.76	$459,945.12
4/1/13 to 3/31/14	plus 2%	$39,095.34	$469,144.08
4/1/14 to 3/31/15	plus 2%	$39,877.25	$478,527.00
4/1/15 to 3/31/16	plus 2%	$40,674.80	$488,097.60

The annual rent payable is due in equal monthly installments on the first day of each month during the lease year.

EARLY TERMINATION

It is further agreed that both the Lessor and the Lessee shall have the right to terminate this lease during the option period (4/1/11 to 3/31/16) by giving notice in writing to the other party 12 months prior to the effective date of termination with no specified reason or cause.

Except as set forth in this Amendment, all of the other terms and conditions of the original lease as executed on November 1, 1984 and amended January 1, 1985, March 30, 2001 and July 20, 2006 shall remain in full force and effect and are hereby ratified and confirmed. Henceforth, all references to the lease shall be deemed to refer to the lease as amended by the first, second, third and fourth Amendments.

WITNESS the following signatures:

AMWOOD ASSOCIATES, a Virginia Partnership

AMWOOD ASSOCIATES, a
Virginia Partnership
By:	/s/ Richard A. Graber
General Partner
AMERICAN WOODMARK
CORPORATION, a Virginia Corporation
By:	/s/ Glenn Eanes
Title:	Vice President & Treasurer